SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                FEBRUARY 6, 2005


                               PLIANT CORPORATION
               ---------------------------------------------------
               (Exact name of company as specified in its charter)


          UTAH                         333-40067                87-0496065
---------------------------     ------------------------     -------------------
State or other jurisdiction     (Commission file number)       (IRS Employer
    of incorporation)                                        Identification No.)

           1475 WOODFIELD ROAD, SUITE 700, SCHAUMBURG, ILLINOIS 60173
           ----------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (847) 969-3300
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
          (Former name or former address if changed since last report)

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

(b) James Ide, Pliant Corporation's (the "Company") Executive Vice President and Chief Financial Officer, has resigned from the Company effective February 28, 2005 to pursue other interests, and has agreed to assist in a smooth transition. Harold Bevis, President and Chief Executive Officer of the Company will be acting as Chief Financial Officer while the Company searches for a new Chief Financial Officer.


ITEM 8.01 OTHER EVENTS

Jim Kaboski has joined the Company as Vice President of Strategy and Business Development. Mr. Kaboski joins the Company from Booz Allen Hamilton where he was a senior leader in the firm's Consumer Packaged Goods practice. Prior to his eight years at Booz Allen Hamilton, Jim was with Kraft Foods where he held Technical Brand Manager and packaging engineering positions. Prior to Kraft, Jim was an engineer with Dow Chemical. Mr. Kaboski holds a BS in Chemical Engineering from the University of Wisconsin and an MBA from Northwestern's Kellogg Graduate School of Management.

Joe Kwederis has joined the Company as Senior Vice President of Finance. Mr. Kwederis was most recently CFO of Dura-Line Corporation, a plastics extrusion company. Prior to his five years at Dura-Line, Joe spent the prior 25 years with General Cable Corporation and International Wire Group where he held financial management positions. Mr. Kwederis holds a BS in Accounting from Rutgers University and an MBA from the University of Connecticut.



SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         Pliant Corporation


Date: February 9, 2005                 By:   /s/ Harold C. Bevis
                                          --------------------------------------
                                          Harold C. Bevis
                                          President and Chief Executive Officer